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                                                                    EXHIBIT 99.4

     AMENDMENT NO. 1 TO THE DELL COMPUTER CORPORATION MASTER TRUST AGREEMENT




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                             AMENDMENT NO. 1 TO THE
                            DELL COMPUTER CORPORATION
                                  MASTER TRUST

         THIS AGREEMENT is made as of this 26th day of December, 2000 by and between DELL COMPUTER CORPORATION, a Texas corporation, (the "Company"), and THE CHASE MANHATTAN BANK, N.A. (the "Trustee");

         WHEREAS, the Company and the Trustee previously executed THE DELL COMPUTER CORPORATION MASTER TRUST (the "Trust") effective April 1, 1996; and

         WHEREAS, the Company and the Trustee desire to amend the Trust pursuant to the authority reserved in Section 17;

         NOW, THEREFORE, Section 4(b) of the of the Trust is hereby amended as follows, but all other sections of the Trust shall remain in full force and effect.

         1. Section 4(b) is hereby amended, as underlined, to be and read as follows:

         "(b) Available Investment Options. The Administrator shall direct the Trustee as to the investment options which shall be maintained or used for Plan participant investments. The Administrator may determine to offer investment options which may include, but shall not be limited to, (i) securities issued by any investment company registered under the Investment Company Act of 1940 ("Mutual Funds"), (ii) equity securities issued by the Sponsor or an affiliate which are publicly-traded and which are "qualifying employer securities" within the meaning of Section 407(d)(5) of ERISA ("Sponsor Stock"), (iii) notes evidencing loans to Plan participants in accordance with the terms of the Plan, (iv) Directed Funds, as defined in Section 20 below, and (v) short term investment funds maintained by the Trustee for qualified plans. The Trustee shall be considered a fiduciary with investment discretion only with respect to Pla. n assets that are invested in short term investment funds maintained by the Trustee for qualified plans and the Dell Computer Corporation Stock Fund."

         2. The Trust is hereby amended by adding new Section 20 to the end thereof, to be and read as follows:

         "SECTION 20. DIRECTED FUNDS.

                  (a) General. The Trustee may, pursuant to the direction of the Company, establish one or more segregated Investment Funds, each of which shall consist of a part of the assets of the Trust for which the Company has assigned to an Investment Manager pursuant to an investment management agreement . For purposes of this provision, the



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         term "Investment Manager" shall mean a bank, insurance company or investment adviser satisfying the requirements of Section 3(38)of ERISA. The investment management agreement shall provide terms and conditions of appointment, authority and retention of the Investment Manager.

                  The Company shall promptly notify the Trustee in writing of the appointment or removal of an Investment Manager. Any notice of appointment pursuant to this Section shall constitute a representation and warranty that the Investment Manager has been appointed in accordance with the provisions of the Plan.

                  (b) Responsibility for Directed Funds. All transactions of any kind or nature in or from a Directed Fund shall be made upon such terms and conditions and from or through such brokers, dealers and other principals and agents as the Investment Manager shall direct. Unless specifically agreed to by the Trustee, no such transactions shall be executed through the facilities of the Trustee except where the Trustee shall make available its facilities solely for the purpose of temporary investment of cash reserves of a Directed Fund. (However, nothing in the preceding sentence shall confer any authority upon the Trustee to invest the cash balances of any Directed Fund unless and until it receives directions from the Investment Manager.)

                  (c) Investment Vehicles. Any Investment Vehicle, or interest therein, acquired by or transferred to the Trustee upon the directions of the Investment Manager shall be allocated to a designated Directed Fund, and the Trustee's duties and responsibilities under this Agreement shall not be increased or otherwise affected thereby. The Trustee shall be responsible solely for the safekeeping of the physical evidence, if any, and reporting of the Trust's ownership of or interest or participation in such Investment Vehicle.

                  (d) Duty of Care. In exercising any of the powers delegated under this Section, an Investment Manager shall discharge its duties hereunder with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, consistent with the requirements of ERISA.

                  (e) Powers of Investment Managers. Without in any way limiting the powers and discretion conferred upon any Investment Manager by the other provisions of this Agreement or by law, each Investment Manager shall be vested with the following powers and discretion with respect to the assets of the Fund subject to its management and control, and, upon the directions of the Investment Manager of a Directed Fund, the Trustee shall make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to enable such Investment Manager to carry out such powers and discretion:



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                           (1) to sell, exchange, convey, transfer or otherwise
                  dispose of any property by private contract or at public auction (subject to the provisions of the Plan and this Agreement with respect to shares of Company Stock), and no person dealing with the Investment Manager shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;

                           (2) to enter into contracts or to make commitments
                  either alone or in company with others to sell or acquire property;

                           (3) to purchase or sell, write or issue, puts, calls
                  or other options, covered or uncovered, to enter into financial futures contracts, forward placement contracts and standby contracts, and in connection therewith, to deposit, hold (or direct the Trustee, to deposit or hold)or pledge assets of a Directed Fund);

                           (4) to purchase part interests in real property or in
                  mortgages on real property, wherever such real property may be situated;

                           (5) to lease to others for any term without regard to
                  the duration of the Trust any real property or part interest in real property; to delegate to a manager or the holder or holders of a majority interest in any real property or mortgage on real property or in any oil, mineral or gas properties, the management and operation of any part interest in such property or properties (including the authority to sell such part interests or otherwise carry out the decisions of such manager or the holder or holders of such majority interest);

                           (6) to vote upon any stocks, bonds or other
                  securities (but subject to the suspension of any voting rights as a result of any broker loan or similar agreement and subject, further, to the provisions of the Plan and this Agreement with respect to shares of Sponsor Stock); to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers and to pay any assessments or charges in connection therewith.; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property;

                           (7) to direct the Trustee to organize corporations
                  under the laws of any state for the purpose of acquiring or holding title to property or to appoint an ancillary trustee acceptable to the Trustee for such purpose;



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                           (8) to invest in a fund consisting of securities
                  issued by corporations and selected and retained solely because of their inclusion in, and in accordance with, one or more commonly used indices of such securities, with the objective of providing investment results for the fund which approximate the overall performance of such designated index;

                           (9) to enter into any partnership, as a general or
                  limited partner, or joint venture;

                           (10) to purchase units or certificates issued by an
                  investment company or pooled trust or comparable entity;

                           (11) to transfer money or other property to an
                  insurance company issuing an insurance contract or to a financial institution pursuant to an investment agreement;

                           (12) to transfer assets of Directed Fund to a common,
                  collective or commingled trust fund exempt from tax under the Code maintained by the Investment Manager or an affiliate of the Investment Manager or by another trustee, to be held and invested subject to all of the terms and conditions thereof, and such trust shall be deemed adopted as part of the Trust and the Plan to the extent that assets of the Trust are invested therein;

                           (13) to be reimbursed for the expenses incurred in
                  exercising any of the foregoing powers or to pay the reasonable expenses incurred by any agent, manager or trustee appointed pursuant hereto to the extent permitted by the Plan;

                           (14) to require the Trustee to borrow money on behalf
                  of the Directed Fund, and to require the Trustee to pledge any asset of the Directed Fund as security therefore, for any purpose which the Investment Manager deems necessary to the normal administration of the Directed Fund; and

                           (15) to arrange for custody of assets of the Directed
                  Fund with custodians of its choice.

                  (f) Limitations on Trustee Responsibility.

                           (1) Trustee Not Responsible for Investments in
                  Directed Funds. The Trustee shall be under no duty or obligation to review or to question any direction of any Investment Manager, or to review securities or any other property held in any Directed Fund with respect to prudence or proper diversification or compliance with any limitation on the Investment Manager's authority under this Agreement or the Plan, any agreement entered into between the Company and the



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                  Investment Manager or imposed by applicable law, or to make any suggestions or recommendation to the Company, the Committee or the Investment Manager with respect to the retention or investment of any assets of any Directed Fund, and shall have no authority to take any action or to refrain from taking any action with respect to any asset of a Directed Fund unless and until it is directed to do so by the Investment Manager.

                           The Company shall limit, restrict or impose
                  guidelines affecting the exercise of the discretion conferred on any Investment Manager. The limitations, restrictions or guidelines applicable to the Trustee, as Investment Manager, shall be communicated in writing to the Trustee. The Trustee shall have no responsibility with respect to the formulation of any funding policy or any investment or diversification policies embodied therein. The Company or the Committee shall be responsible for communicating, and monitoring adherence to, any limitations or guidelines imposed on any other Investment Manager by the guidelines described above.

                           (2) Responsibility for Directed Funds. All
                  transactions of any kind or nature in or from a Directed Fund shall be made upon such terms and conditions and from or through such brokers, dealers and other principals and agents as the Investment Manager shall direct. Unless specifically agreed to by the Trustee, no such transactions shall be executed through the facilities of the Trustee except where the Trustee shall make available its facilities solely for the purpose of temporary investment of cash reserves of a Directed Fund. (However, nothing in the preceding sentence shall confer any authority upon the Trustee to invest the cash balances of any Directed Fund unless and until it receives directions from the Investment Manager.)

                           (3) Reliance on Investment Manager. The Trustee shall
                  be required under this Agreement to execute documents, to settle transactions, to take action on behalf of or in the name of the Trust and to make and receive payments on the direction of the Investment Manager. The Trustee may rely on the direction of the Investment Manager (i) that the transaction is in accord with applicable law, (ii) that any contract; agency, joinder, adoption, participation or partnership agreement, deed, assignment or other document of any kind which the Trustee is requested or required to execute to effectuate the transaction has been reviewed by the Investment Manager and, to the extent it deems advisable and prudent, its counsel, (iii) that such instrument or document is in proper form for execution by the Trustee, (iv) that, where appropriate, insurance protecting the Trust against loss or liability has been or will be maintained in the name of or for the benefit of the Trustee, and (v) that all other acts to perfect and protect the Trust's rights have been taken, and the Trustee shall have no duty to make any independent inquiry or investigation as to any of the foregoing before acting upon such direction. In



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                  addition, the Trustee shall not be liable for the default of any Person with respect to any Investment Vehicle or any investment in a Directed Fund or for the form, genuineness, validity, sufficiency or effect of any document executed by, delivered to or held by it for any Directed Fund on account of such investment, or if, for any reason (other than the negligence or willful misconduct of the Trustee)any rights of the Trust therein shall lapse or shall become unenforceable or worthless.

                           (4) Merger of Funds. The Trustee shall not have any
                  discretionary responsibility or authority to manage or control any asset held in a Directed Fund upon the resignation or removal of an Investment Manager unless and until it has been notified in writing by the Company that the Investment Manager's authority has terminated and that such Directed Fund's assets are to be integrated with the other investment funds maintained under the Trust Fund. Such notice shall not be deemed effective until two bank business days after it has been received by the Trustee. The Trustee shall not be liable for any losses to the Fund resulting from the disposition of any investment made by the Investment Manager or for the retention of any illiquid or unmarketable investment or any investment which is not widely publicly traded or for the holding of any other investment acquired by the Investment Manager if the Trustee is unable to dispose of such investment because of any restrictions imposed by the Securities Act of 1933 or other Federal or state law, or if an orderly liquidation of such investment is impractical under prevailing conditions, or for failure to comply with any investment limitations imposed pursuant to Section 4, or for any other, violation of the terms of this Agreement, the Plan or applicable law as a result of the addition of Directed Fund assets to the other investment funds maintained under the Trust Fund.

                           (5) Notification of Company in Event of Breach. If
                  the Trustee has actual knowledge that a breach of fiduciary duty committed by an Investment Manager, it shall notify the Company thereof.

                           (6) Duty to Enforce Claims. The Trustee shall have no
                  duty to commence or maintain any action, suit or legal proceeding on behalf of the Trust on account of or growing out of any investment made in or for a Directed Fund unless the Trustee has been directed to do so by the Investment Manager or the Company and unless the Trustee is either in possession of funds sufficient for such purpose or unless it has been indemnified to its satisfaction for counsel fees, costs and other expenses and liabilities to which it, in its sole judgment, may be subjected by beginning or maintaining such action, suit or legal proceeding.

                           (7) Limitations on Transfers. Nothing herein shall be
                  deemed to empower any Investment Manager to direct the Trustee to transfer any asset of a



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                  Directed Fund to itself except for purposes of the payment of its fee if such means of payment is permitted by its investment management agreement."

         IN WITNESS WHEREOF, the Company and the Trustee have caused this Amendment to be executed and their respective corporate seals to be affixed and arrested by their respective corporate officers on the day and year first written above.

                                             DELL COMPUTER CORPORATION



                                             By: /s/ KATHLEEN ANGEL
                                                 -------------------------------

                                             Its: Director of Global Benefits
                                                  ------------------------------


ATTEST:

/s/ Janet B. Wright
------------------------------------

Its:  Corporate Counsel
      ------------------------------


                                             CHASE MANHATTAN BANK, N.A.


                                             By: /s/ WILLIAM Q. WASP
                                                 -------------------------------

                                             Its: Vice President
                                                  ------------------------------


ATTEST:



------------------------------------
Its: Assistant Secretary




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